EXHIBIT 4.2
ARTES MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
     THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of June 23, 2006, by and among Artes Medical, Inc., a Delaware corporation (the “Company”), and each of the individuals or entities whose names are set forth on Schedule A hereto (each, a “Stockholder” and collectively, the “Stockholders”).
RECITALS:
     WHEREAS, the Company and the holders of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred” and such holders, the “Series A Investors”), have previously entered into an Investors’ Rights Agreement dated as of June 30, 2000 (the “Series A Agreement”).
     WHEREAS, the Company and the holders of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred” and such holders, the “Series B Investors”), have previously entered into an Investors’ Rights Agreement dated as of December 15, 2000 (the “Series B Agreement”).
     WHEREAS, the Company and the holders of the Company’s Series C-1 Preferred Stock, par value $0.001 per share (the “Series C-1 Preferred” and such holders, the “Series C-1 Investors”), have previously entered into an Investors’ Rights Agreement dated as of April 10, 2003 (the “Series C-1 Agreement”).
     WHEREAS, the Company and the holders of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred” and such holders, the “Series D Investors”), have previously entered into an Investors’ Rights Agreement dated as of May 1, 2005 (the “Series D Agreement”).
     WHEREAS, the Company and the holders of the Company’s Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred” and such holders, the “Series E Investors”) (together with the Series A Investors, the Series B Investors, the Series C-1 Investors and the Series D Investors, the “Prior Investors”), have previously entered into (a) an Investors’ Rights Agreement dated as of December 22, 2005, (b) an Investors’ Rights Agreement dated as of December 30, 2005 and/or (c) an Investors’ Rights Agreement dated as of February 3, 2006 (collectively, the “Series E Agreements”) (together with the Series A Agreement, the Series B Agreement, the Series C-1 Agreement and the Series D Agreement, the “Prior Agreements”).
     WHEREAS, the Company and the Prior Investors desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Prior Agreements with the rights and obligations set forth in this Agreement.

     WHEREAS, the Series A Agreement may be amended by agreement of the Company and Series A Investors holding at least a majority of the “Registrable Securities” (as defined in the Series A Agreement) then outstanding, calculated on an as-converted basis.
     WHEREAS, the Series B Agreement may be amended by agreement of the Company and Series B Investors holding at least a majority of the “Registrable Securities” (as defined in the Series B Agreement) then outstanding, calculated on an as-converted basis.
     WHEREAS, the Series C-1 Agreement may be amended by agreement of the Company and Series C-1 Investors holding at least a majority of the “Registrable Securities” (as defined in the Series C-1 Agreement) then outstanding, calculated on an as-converted basis.
     WHEREAS, the Series D Agreement may be amended by agreement of the Company and Series D Investors holding at least a majority of the “Registrable Securities” (as defined in the Series D Agreement) then outstanding, calculated on an as-converted basis.
     WHEREAS, each of the Series E Agreements may be amended by agreement of the Company and Series E Investors holding at least a majority of the “Registrable Securities” (as defined in the applicable Series E Agreement) then outstanding, calculated on an as-converted basis.
     WHEREAS, the Company has executed this Agreement, and the Prior Investors who are signatories to this Agreement hold at least that number of shares necessary to amend and restate each of the Prior Agreements.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Prior Investors who are parties to the Prior Agreements hereby agree that each of the Prior Agreements is superseded and replaced in its entirety by this Agreement, including with respect to those Prior Investors who are not signatories to this Agreement, and the parties hereto further agree as follows:
     1. Restatement and Termination of Prior Agreements. Effective and contingent upon execution of this Agreement by the Company and the holders of at least a majority of the “Registrable Securities,” as that term is defined in each of the Prior Agreements, each of the Prior Agreements is hereby amended and restated in its entirety to read as set forth in this Agreement and are hereafter terminated and of no further force or effect, and the Company and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company and the Investors with respect to registration rights of the Company’s securities and certain other rights, as set forth herein.
     2. Registration Rights. The Company and the Investors covenant and agree as follows:

          2.1 Definitions. For purposes of this Section 2:
               (a) “Affiliated Fund” means, with respect to a Holder that is a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company.
               (b) “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.
               (c) “Excluded Registration” means a registration statement relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered.
               (d) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act.
               (e) “Holder” means any Investor owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.12 of this Agreement.
               (f) “IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock prior to or in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation, as such Amended and Restated Certificate of Incorporation may be amended from time to time.
               (g) “Major Investor” means any Investor that holds at least 100,000 shares of the Preferred Stock or the Common Stock issued upon conversion thereof (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like with respect to such shares). A Major Investor includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds.
               (h) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
               (i) “Registrable Securities” means (i) shares of Common Stock issuable or issued upon conversion of the Series A Preferred, (ii) shares of Common Stock issuable or issued upon conversion of the Series B Preferred, (iii) shares of Common Stock issuable or issued upon conversion of the Series C-1 Preferred (including shares of Series C-1 Preferred issuable upon the exercise of warrants to purchase shares of Series C-1 Preferred), (iv) shares of Common Stock issuable or issued upon conversion of the Series D Preferred (including shares of Series D Preferred issuable upon the exercise of warrants to purchase shares of Series D Preferred), (v) shares of Common Stock issuable or issued upon conversion of the Series E Preferred (including shares of Series E Preferred issuable upon the exercise of warrants to purchase Series E Preferred), (vi) shares of Common Stock issued or issuable upon the exercise of (x) warrants to purchase an aggregate of 2,694,571 shares of Common Stock issued in a bridge financing transaction completed in June 2004 and (y) warrants to purchase an aggregate of 842,969 shares of Common Stock issued in the Company’s Series D Preferred Stock financing completed in May through June 2005, held by the Holders and any assignee thereof in accordance with Section 2.12 of this Agreement and any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) through (vi); excluding, however, in all cases any Registrable Securities sold in a transaction in which the rights under this Agreement are not assigned, or any shares for which registration rights have terminated pursuant to Section 2.15 of this Agreement.
               (j) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.
               (k) “SEC” means the Securities and Exchange Commission.
               (l) “Securities Act” means the Securities Act of 1933, as amended, (and any successor thereto) and the rules and regulations promulgated thereunder.
          2.2 Request for Registration.
               (a) If the Company shall receive at any time after the earlier of (i) January 1, 2008, or (ii) 180 days after the effective date of registration statement pertaining to an IPO, a written request from the Holders of a majority of the Registrable Securities then outstanding, voting together as a single class on an as-converted to Common Stock basis (the “Initiating Holders”), that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $25,000,000, then the Company shall, within 20 days after receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2.2(b), use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered within 20 days after the mailing of such notice by the Company.
               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 2.2(a). The underwriter will be selected by the Company, which underwriter shall be reasonably acceptable to a majority in interest of the Holders whose Registrable Securities are to be included in the underwriting. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such

Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded from such offering. Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.
               (c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board of Directors”) it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right or the similar right set forth in Section 2.4(b)(iii) more than once in any 12-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 120-day period (other than in an IPO or an Excluded Registration).
               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2:
                    (i) After the Company has effected two (2) registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective, provided, however, that such registrations have been declared or ordered effective and that either (A) the conditions of Section 2.5(a) have been satisfied or (B) the registration statements remain effective and there are no stop orders in effect to such registration statements;
                    (ii) During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 2.3 hereof, unless such offering is not the initial public offering of the Company’s securities, in which case, ending on a date 90 days after the effective date of such registration subject to Section 2.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or
                    (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

          2.3 Company Registration.
               (a) If (but without any obligation to do so) at any time after the earlier of (i) January 1, 2008 or (ii) 180 days after the effective date of the registration statement pertaining to an IPO, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 2.8, use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered if any stock of the Company is registered.
               (b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such registration shall be borne by the Company, in accordance with Section 2.7 hereof.
          2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than 30% of the Registrable Securities then outstanding, voting together as a single class on an as-converted to Common Stock basis, a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:
               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
               (b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, in the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.4; provided, however, that the Company shall not utilize this right or the similar right set forth in

Section 2.2(c) more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.4; (v) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 2.3.
               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.
          2.5 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.
               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.
               (c) Promptly notify the Holders of the effectiveness of such registration statement, and furnish to the Holders such numbers of copies of a prospectus, including any supplement to the prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
               (d) Following the effective date of such registration statement, notify the Holders of any request by the SEC that the Company amend or supplement such registration statement, or the associated prospectus.
               (e) Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

               (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and other security holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
               (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days or until the distribution described in such registration statement is completed, if earlier.
               (h) Cause all such Registrable Securities registered pursuant to this Section 2 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.
               (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
               (j) Make generally available to its security holders, and to deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such 12-month period.
          2.6 Information From Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 of this Agreement if, as a result of the application of the preceding sentence, or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 2.2(a) or subsection 2.4(b)(ii), whichever is applicable.
          2.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.2, 2.3 and 2.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.2 or one right to a Form S-3 registration under Section 2.4, as the case may be.
          2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 2.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or corporation, the Affiliated Funds, members, partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.
          2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
          2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.
               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 2.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.
               (c) Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.
               (d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 2.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
               (f) The obligations of the Company and Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.
          2.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of an IPO so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;
               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
               (d) furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of an IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
          2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (a) of at least 25,000 shares of such securities (subject to adjustment for stock splits, stock dividends, reclassification or the like with respect to such shares) (or if the transferring Holder owns less than 25,000 shares of such securities, then all Registrable Securities held by the transferring Holder), (b) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (c) that is an Affiliated Fund, (d) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (e) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees in writing to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 2.
          2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 2.2.
          2.14 Lock-Up Agreement.
               (a) Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days, but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with the Rule 2711 of the National Association of Securities Dealers, Inc.) from the effective date of such registration as may be requested by the Company or such managing underwriters, and shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.
               (b) Limitations. The obligations described in Section 2.14(a) shall apply only if all officers and directors of the Company and all greater than 5% stockholders enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.
               (c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 2.14(a)).
               (d) Transferees Bound. Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 2.14.
               (e) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 2.14):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT

FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.
          2.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 after the earlier of (a) five (5) years following the consummation of an IPO, (b) with respect to any Holder, at such time after the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (c) upon termination of the Agreement, as provided in Section 4.2.
     3. Covenants of the Company.
          3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor (other than a Major Investor reasonably deemed by the Company to be a competitor of the Company):
               (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company (or such longer period of time as may be required by the Company’s independent public accountants), an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;
               (b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;
               (c) within 30 days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;
               (d) as soon as practicable, but in any event prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other updated or revised budgets for such fiscal year prepared by the Company; and
               (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 3.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying on behalf of the Company that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors or a committee thereof determines that it is in the best interest of the Company to do so.
          3.2 Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Company to be a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.
          3.3 Termination of Covenants. The covenants set forth in Sections 3.1 and 3.2 shall terminate as to each Holder and be of no further force or effect (a) immediately prior to the consummation of an IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act or (c) upon termination of this Agreement, as provided in Section 4.2, whichever is the earliest to occur.
     4. Miscellaneous.
          4.1 Waiver of Registration Rights. Effective and contingent upon execution of this Agreement by the Company and the holders of at least a majority of the “Registrable Securities,” as that term is defined in each of the Prior Agreements, any and all rights of the holders of Registrable Securities under the Prior Agreements to register and sell their Registrable Securities or any other securities of the Company held by such holders as part of or in connection with the proposed initial public offering of the Company’s Common Stock pursuant to that certain Registration Statement on Form S-1 (File No. 333-134086), filed with the Securities and Exchange Commission on May 12, 2006, are hereby waived.
          4.2 Termination. This Agreement shall terminate, and have no further force and effect, (a) upon the closing of a Sale of the Company (as defined below) or (b) upon the written agreement of the Company and the holders of a majority of the Registrable Securities then outstanding, voting together as a single class on an as-converted to Common Stock basis. For purposes of this Section 4.2, a “Sale of the Company” shall include a sale, lease, or other disposition of all or substantially all of the Company’s assets or business or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that a Sale of the Company shall not include a merger effected exclusively for the purpose of changing the domicile of the Company or a sale of shares by the Company for primarily equity financing purposes.
          4.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto, including without limitation, the Prior Agreements, are expressly terminated and canceled.
          4.4 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          4.5 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Investors holding a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Preferred Stock as “Investors” and “Holders.” Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.
          4.6 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth on Exhibit A hereto or as subsequently modified by written notice.
          4.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          4.8 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.
          4.9 Counterparts. This Agreement may be executed in two or more counterparts, including facsimiles, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          4.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          4.11 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the day and year first above written.

Artes Medical, Inc.
By:	/s/ Stefan M. Lemperle, M.D.
Stefan M. Lemperle, M.D.
Chief Executive Officer

[COUNTERPART SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:	By:

Name:

Title:

(if applicable)
[COUNTERPART SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

Schedule A
PARTIES TO
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
A&S Levy Family Holdings, LLLP — Arthur & Susan Levy TTEEs
Aaron Wesslink
Abdul W. Kazi
Adam Rappoport
Adi Corporation
Adi Ruegg
Ahmad Ghaffari
Alan Abrams
Alan M. Shafer
Alavi Intervivos Trust
Albert J. Sabini IRA
Alex Simms
Alexander Petrovic
Alfred Bernegger
Alfred H. Fischer
Alfred T. Peteroy
Ali Reza Soltan
Alireza Haeri
Aman U. Syed
Anand R. and Sucheta Baichwal
Andrea Book Riggs
Andreas Engel
Andreas Lemperle
Andrew & Aura Jackson JTWROS
Andrew and Laura Fraser
Andrew Heinle
Andrew J. Conrad, Ph.D.
Andrew Meltzer
Ann T. Thomas Separate Property Trust
Anthony Vassallo and Mary Ellen Vassallo
Anthony Vassallo SEP IRA
AquaFauna Bio-Marine Inc. Profit Sharing Plan
Arda Yalvac
Ardeschir Pourfard
Arne Zimmerman
Arthur Caputo
Ashland Partners
Astrid Ruegg
Axel Lang

Bahr Family Limited Partnership, The
Baldassare Nastasi
Baltimore Business Leaders, LLC
Barbara Adelglass
Barbara K. Bloom, Trustee, Arthur M. Bloom & Barbara K. Bloom Family Trust U.T.D. 9/21/84
Barry & Laura Silberman
Barry J. Galt
Barry J. Lind Revocable Trust
Beck und Schick
Ben Yoon
Benjamin Raab Trust
Bernadette Marxer
Bernard & Rene Breier
Biagio & Assunta Didino JTWROS
Billy J. Sayers
Block Family Trust
Block Family Trust — Carleton & Barbara Block TTEEs
Bobby H. Bryan SEP IRA
Bonnie Callan
Brad Cuvelier
Brenda G. Mapp
Brent J. Farrell
Bret A. Young
Brett Snyder, Dr.
Britt Krebs
Bruce E. Bacon
Bruce W. Fecht
Bruno Helbling
C. David & Patrice Schenkel JTWROS
Cabin Trust Dated June 13, 1997, The
Calman J. Zamoiski, Jr.
Camille Lieners
Candrm Pharma
Carl F. Berner, MD
Carl J. Sagasser Living Trust
Carmen Oesterle
Charles Beardsley
Charles E. Helsley
Charles E. Helsley IRA
Charles Schumann
Charles Vaske
Charlie Harb
Chris M. Cioffi
Christer Hedstrom
Christian F. Coluccio SEP IRA
Christian Krebs

Christine Campagna Rev. Trust
Christine Hughes
Christoph Scholze
Christopher A. Jones
Christopher J. Gahman
Christopher Krebs
Christopher J. Reinhard
Cicero Finance Inc.
City National Bank, TTEE PCHS 401k Plan FBO Michael Kinkelaar
Claudia C. Rouhana
Claus Klohk
Clemens Laternser
Cole & Associates
Creative Microspheres
Crown Metal Mfg. Co.
Crown Metal Profit Sharing Plan
Cyril Thomas
Dan & Brenda Davidson JTWROS
Dan Edgarton
Dandy Lee
Daniel & Deborah Glazer JTWROS
Daniel A. Johnson
Daniel Davis
Daniel Lee
Daniel M. & Mary Ellen Coombs
Darell F. Norris
Darrel Brodke
Dave Vroubel
David & Jean Bernstein
David & Rhoda Narins
David A. Wilson
David A. Wilson SEP IRA
David B. Baird, III
David Berman
David Edfors
David H. Slater and Marla Slater JTWROS
David J. Raab
David K. Basile
David Keefe
David L. Begent
David L. Richardson
David P. & Denise M. Booth
David Quelle
David R. Preston
David W. Brooks
David W. Brooks and Janet M. DiPrinzio

David W. Brooks IRA 8011-7923 UTA Charles Schwab & Co., Inc. Cust
David W. Drezner
Dayle E. O’Connor
Dean Snyder
Dennis Fortin
Dennis J. Hurwitz, MD
Dennis M Nigro, MD
Derek S. Cowling
Derek Samuel
Derezin Breier & Delson Profit Sharing Plan Trust B
DJB Holdings, LLC
DL Capital Group, LLC
Donald Zone and Mary Louise Zone JTWROS
Dorin Radu
Douglas Saunders IRA
Dr. Hannes Schierle, Prof.
Durango Spine LLLP
Dwight H. DeSantis Trust Dated 1/1/04
E.M.R.E., LLC
Eagle Trust
Edward C. Roohan
Edward Gabrielson IRA, Dr.
Edward K. McCullough
Edward K. Quinby
Ellen Farrell
Emanuel & Rose Diteresi
Emile & Ursula Misiraca
Enaiatolah Eftekhary
Epsten Family Trust U.T.D. 7-25-90, Mary H. Epsten, Trustee
Eric Lyon SEP IRA
Eric Scott & Robin A. Turner
Ernst Meier
Evonne & Michele Stellato
Floyd & Ellen Larson
Frank Codispoti Revocable Trust
Frank P. Russo and Joann C. Russo Trustees of the F & J Russo Family Trust U/D/T Dated August 3, 2000
Frank R. & Donna R. Deis
Frank S. Teixeira
Fred B. & Marjory B. Goldman TIE
Frederick R. McConnaughey
Gabor Rubanyi
Gabriele Nicolo
Gail Gobbato Salvatierra
Galileo Tignini
Garry Ard

Gary D. Heihn
Gary Handleman & Donna Lobos
Gary Kenneth Parsons
Gary Nicoletti
Georg Gmur, Dr.
George Colella
George J. Schmitt
George Manos
Gerald E. Gillett Trust
Gerald R. Haas
Gerard J. Zeppieri
Gero G. Papst
Gilbert A. Flores Management Trust, The
Gilbert M. Flores
Giovanni Minuz
Gordon G. Kaplan
Grant B. Keefer
Gregg Zeoli
Gregg Zeoli SEP IRA
Gregory Schneider Inc Super Simplified 401k FBO Gregory Schneider
Gregory W. Schneider
GSW Holdings, LLC
H. Michael Roark, MD
Hajo Feldmann
Hamid R. Quraishi
Hanne Raymond
Hans Geser
Hans H. Sammer
Hans Peter Zweifel
Hans-Peter Thoma, Dr.
Harbor View Investments, LTD.
Harish H. Shah
Harry Booth
Harry Forman
Harry G. Cooper Trust
Harry L. and Diane Smith
Harvey Abrams, MD
Haven Mfg. Co.
Hector A. Montiel
Heinz Bernegger
Heinz Boksberger
Heinz Kitt
Henrik Vester Christensen Holdings APS
Henry H. Bahr QTIP Trust, The
Henry Sandbach
Henry Teichholz & Julie Teichholz

Horst & Sylviane van der Linden
Hossein Sattari
Howard & Melanie Kollinger JTWROS
Huxley Richardson
IC-1, LLC
Investors Club, L.L.C.
Ira B. Blank
Ira Spodek
Irina Serpoukhouvitina
Isaac Moreno
J S Cole
J. Scott Phillips IRA
Jackson Investment Group LLC
James A. Gerali Revocable Trust Dated 3/17/89 amended 9/14/98
James A. Lesley & Judy B. Lesley JTWROS
James and Judi Nonn
James C. Holmes
James Garrett Schwendig
James H. Stonhaus
James Metelski
Jamil H. Khan
Jamshid Hamidi
Janet Silveira
Jason D. Young
Jay S. Orringer and Jolynne V. Orringer
Jay Silberman & Judith Silberman JTWROS
Jeffrey A. Young
Jeffrey C. Allard
Jeffrey C. Newman
Jeffrey C. Wang
Jeffrey Chandler
Jehangir Arjoman Kermani
Jerald A. Blumberg
Jessie J. Knight, Jr
Joel & Beverly Seligson
Joel Littlefield
Joerg Obwegeser, Dr.
Johan E Brahme, MD Inc. Defined Benefit Plan
John & Martha Reilly
John Ahern
John and Carolyn Davis JTWROS
John and Maria P. Russo Trustees of the J & M Russo Family Trust U/T/D Dated August 3, 2000
John Angelos
John C. Giordano, Jr. & Andrea J. Giordano
John D. Felton
John H. Joseph Revocable Living Trust

John J. Horn
John M. Wander
John Olbrich
John Risley & Cindy Risley
John Scheidt
John Schleyer
John Schrage
John Zeeb
Josef Muller-Schild
Joseph & Tracy Rudman
Joseph A. Nebel, Jr.
Joseph B. Panella IRA
Joseph Cavegn
Joseph M. Cicini
Joseph W. Glancy
Judson LeGrand
Juerg F. Tschopp
Jui-Shen Hsu
Julian Stephen Schmidt
Jurgen Frei
Kamran Hamidi
Karen M. Doyle
Karl E. Lundberg
Karla R. Kelly, A ProfessionalLaw Corporation
Karl-Christoph Steiner
Katherine Lynn Ammann
Kathleen & Richard Bryson
Kay Seibert
Keith J. Rowe
Keller Anton, Dr.
Kelly A. Bownes
Kelly-Grant Living Trust U/A Dtd 12/12/96
Kelsie Derkatz
Ken & Karen Lehman
Ken Satterlee
Kenneth Steel
Kenton L. Eiffert IRA
Kevin Green
Kevin Sheldon IRA
Kevin Spizizen Inherited IRA
Kevin T. Nini
Khan Enterprises
Khanh D. Tran
Kiun Chu
Knowles Family Trust
Kris Bjornson

Krispin Rosner
Kurt Sturzenegger
La Femme Investments, Inc.
Lane Deyoe
Laurence D. Bloom
Lawrence E. Twork
Lawrence P. Giardina IRA
Lawrence Silver
Leandra A. Hiyane
Lee D. Clark
Lee Family Trust, The
Lee Roy Pearson, III
Leonard DeOliveira
Leonard Giampaolo and James Lau
Leonard S. Yaffe
Living Trust of Dale Kann
Lois Joyce Richmond
Lone Jack Ranch, LP
Long Island Auto Realty
Lori H. Saltz
Louis A. Shpritz
Louis Angelos
Louis Beacham
Louis M. Giardina Roth IRA
Luis A. Queral , Dr.
Luther Daniel Mears and Susan Fielder Mears
Lynnette Meltz
M & M Investment
Magnus Coxner
Manchester Financial Group, L.P.
Margrith Oehri
Mario Gioia
Mark A. Ratteree
Mark Brenner
Mark G. Rubin
Mark Ransom
Markus Meyer, M.D.
Markus Schaub
Marlene J. Winker Trust – James & Marlene Winker Trustees
Marshall Trabout, Dr.
Martha Keller
Martha Medich
Martin L. Karlov
Martin Moehr
Martina Wolber
Mary H. Epsten

Mary N. Wilson IRA
Mathias Widmer
Matthew Bernstein
Matthew Mega
Matthias Benken
Maurice Panichi & Canzio Joe Panichi TIC
Mehrdad Majlessi
Melissa Medich
Mendel N. Nudelman
Michael Andrew Grosner
Michael Atallah
Michael Bogue
Michael Cardinale & Joseph Agosta
Michael F. Glazer and Ellen R. Glazer JTWROS
Michael Gebhard
Michael Guffanti
Michael H. & Victoria L. McGeath
Michael Hancock
Michael J. Haley
Michael L. Simms
Michael Mega
Michael Sauerbrier, Prof.
Michele B. Ellingsen
Millard P. Thaler & Zeena I. Ubogy
Milton Cohen & Steven R. Cohen Trustees under the Milton Cohen Trust Agreement dated November 10, 2005
Mira Habel
Mirza Alladina Medical, Ltd
Mission Consultant, Inc.
Mitchell & Ilene Slovik
Mitchell A. Fried
Moazzem H. Chowdhury
Mohsen Shahbani And Deborah K. Shahbani
Mones International, Inc.
Morris Moses
MSB Family Trust
Murray Berman
Myron H. and Mercedes L. Budnick
Nasri Investment, LLC
Nathalie Ransom
Nathaniel Silon Revocable Living Trust
Neil & Estelle Marcus
Neville Alleyne, MD
NGN BioMed Opportunity I GmbH & Co. Beteiligungs KG
NGN Biomed Opportunity I, L.P.
Nhu Y. Huynh

Nicholas C. Scott
Nicholas Erik Sieveking, MD
Nike Partners, LP
Nikhil & Sheila Sheth
Nitin Sharma
Noah Drezner
Nolan E. Johnson
Opal Investments Management, Inc.
Ostanik Family Trust Initially Created 3/6/03
Pamela Esposito
Parviz Roubeni & Rad Roubeni JTWROS
Patricia Klier
Patricia L. Novak
Patrick Sheridan IRA Rollover
Patrick T. & Patricia M. Wooten
Paul & Ann Thomas Community Property Trust
Paul A. Felleti
Paul Becker
Paul Berlin
Paul Porter
Paul Treger
Paul Zlotnik
Paula McKinney
Perfectum Recruiting Oy
Peter and Georgia Angelos
Peter B. Lambert
Peter Carton
Peter Debany
Peter F. Smith
Peter Horbury
Peter J. Lawrence
Peter M. Tutrani IRA
Peter O. Raudaskoski
Phillip P. Edlin
Phillip R. Adams
Phillip Sgobba
Proprete Investissement, Inc.
Proteus Global Ventures, LP
Quentin Rosas
R. Christopher Barczewski
R. Merrel Olesen, M.D.
R. Merrel Olesen, M.D., APC, MPPP
Rainer Marxer
Rainer Mattes
Raj Wickramasekaran
Rakesh Aggarwal

Ralph Gitz
Randall Moreadith
Raptor Fund, a Revocable Separate Property Trust
Ray Fadich
Raymond A. Bartolacci, III
Raymond Bartolacci, Jr.
Rene Kreis
Respolar Oy
Rhoda Narins, MD
Richard & Betsy Fitzpatrick Family Trust
Richard & Judy Fitzgerald JTWROS, Dr.
Richard Ernest
Richard M. Bodor, M.D.
Riyadh Taila
Robert & Louis Giardina JTWROS
Robert Anderson
Robert Belfi Trust
Robert Brandt
Robert Caduff
Robert Dagosta
Robert E. Duke
Robert E. Irelan
Robert Giardina and Eric Bonanno
Robert J. Des Marais
Robert J. Lange
Robert J. Mirabile
Robert Kearney, MD
Robert LoRusso
Robert McEntire
Robert Mega
Robert Steel
Roberta Wieman
ROBHO Properties Inc.
Rodney Moser
Roger J. & M. Jenai Sullivan Wall
Rolf Schierl
Rolf Steiner
Ron A. & Janet E. Rasch
Ronald & Mary Doubt
Ronald E. White
Ronald H. Medak
Ross Person
Rudolf Doessegger
Rullan Family Trust
Russell Cody
Rusti Bartell-Weiss

Ruth A Fair Trust
Sabine Geser
Saied & Pamela Motevasselani
Sal Furnari
Sammie R. & Carol L. Ford
Sandeep Gupta
Sandford Wilk
Sandra Bennemann
Sandra Tyrholm Trust
Sanfurd G. Bluestein
Sassan Alavi
Satbir Singh
Schneider Family Trust Dtd 9-1-83
Scot B. Jones
Scott Apperson, Richard Bodor & Meyer Tenenhaus
Scott Frey
Sean J. Suydam
Sebastian D’amico
Seymour Lippman IRA
Shahab Hillyer & Siamak Kalhor
Shari Joyce
Sharon Crowder
Shawn & Noushin Bagheri
Sheldon & Marjorie Derezin
Shelley J. Tauber
Shephard Bentley
Shuja Ahmed & Anthin Zito
Sidney & Helene Silberman
Sorrento Drive Enterprises Inc.
South Bay Skin & Cancer Pension Plan For Dr. Peter Rullan
Spartan Marketing Ltd.
SSE Taylor Partners, LLC
St. Croix Capital Corporation Pension Plan
Stanley & Leigh Jensen
Steen Allan Christensen
Stefan Brunner
Stefan Lemperle
Stefan Widensohler
Stephanie Carter
Stephen A. Geppi & Melinda C. Geppi
Stephen and Martha Kitchens
Stephen and Sharon Burke
Steve & Mandy Romanelli
Steve Celotto
Steven Cohen, MD
Steven Parkes

Stout, Uxa, Buyan & Mullins, LLP
STR Capital Securities Inc.
Stuart A. Teper
Stuart A. Young
Susan A. Thalken
Susan L. Wedell
Sutro V, LLC
Suzanne C. Bodor, M.D.
Suzette T. Seigel
Syed Fazal And Sumrana S. Ahmed
Tariq Muhammad
Terence Rhone
Terri C. Swanston IRA
Theodore L. Folkerth MD
Thomas & Jill Dizio
Thomas Baumann
Thomas C. Humes
Thomas C. Reiner
Thomas Christian
Thomas H. Cruikshank
Thomas Jeffery Kelley
Thomas L. Jones
Thomas Nutter & Shervin Yazdan
Thomas R. Farrell, MD
Thomas R. Vecchione
Thomas Tellez
Thomas W. Haydon
Thomas Weppelmann
Thunderbird Trust
Tim Callan
Tim Parkes
Timothy G. Canty Sr., Md Defined Benefit Pension Plan 1-1-84
Timothy J. Turner
Timothy Joseph Defined Pension Plan
Tom Clotfelter
Total Maintenance Solutions Inc.
Tracy Fitzer
Transpro Property & Casualty Insurance Corp.
Trevor Callan
Turner & Rosemary Daniels
Urs — Peter Inderbitzin
Vera G. Gittes Revocable Trust
Vernon W. Schoemaker
Victor Hochberg
Vincent Latour
Walter E. & Tamara L. Novick

Walter H. Hickel
Walter Ruegg
Walter Wichern, Dr.
Warner C. Lusardi Family Trust Dated June 11, 1993
WB Partners
Webb Family Trust, U/A 9/20/99
Wells Family Trust
Wendelin Acker
WFS Consulting
William & Susan Boardman As Tenants By The Entirety
William A. Simms
William Burnett
William Howe
William J. Dixon
William Kirkpatrick
William Mega
William Raventos
William S. Worrell
William Wustenberg, DVM
Wolfgang Jakob
Wolfram Schmid
Woo, Jae Hoon
World Marketing Corp Profit Sharing Plan
Yong Ok Yi